                                                                 Exhibit 10.33

                               AMENDMENT NO. 1
                                      TO
                          NICOTINE AGREEMENT BETWEEN
              CYGNUS INC. AND [CONFIDENTIAL TREATMENT REQUESTED]

     Cygnus Inc. ("Cygnus") and [Confidential Treatment Requested] hereby agree to amend the Nicotine Agreement between them by adding the following paragraph as Section 6.7:


     6.7  GMP AUDITS.    [Confidential Treatment Requested] shall have the right
to audit the facility of Cygnus as may be necessary to assure that all applicable FDA or similar government regulations have been met with respect to Final Product. Cygnus shall permit duly authorized representatives of [Confidential Treatment Requested] to conduct such an audit following the making of a prior appointment. Such audits may be conducted for the sole purpose of assuring compliance with all pertinent acts, regulations, and guidelines promulgated by the FDA and other regulatory authorities concerning the Final Product. The foregoing audits shall be conducted no more than one (1) time per calendar year, unless there are observations which the parties mutually agree require a further audit. Such audits will be permitted during normal business hours and will be performed with a minimum of disruption. [Confidential Treatment Requested] shall furnish Cygnus with copies of all reports prepared as a result of these audits. [Confidential Treatment Requested] agrees to notify Cygnus within ten (10) working days of any concerns that it may have which were discovered during an audit. All information disclosed by Cygnus or discovered or learned by [Confidential Treatment Requested] during such audits shall be deemed Cygnus Confidential Information governed by Section 11.

DATED:  August 21, 1998              DATED: August 25, 1998
       ------------------------             ----------------------------------
CYGNUS, INC.                         [Confidential Treatment Requested]

By /s/ Stephen N. Kirnon             By  /s/ [Confidential Treatment Requested]
   ----------------------------         --------------------------------------
       Stephen N. Kirnon
       President, Drug Delivery